UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 3, 2024

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01     Changes in Registrant's Certifying Accountant.
(a) Dismissal of Previous Independent Registered Public Accounting Firm.
As previously disclosed in our Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2024, the Audit and Risk Committee (the “Audit Committee”) of the Board of Directors of Bakkt Holdings, Inc. (the “Company”) recently solicited proposals from several accounting firms to serve as the Company’s registered independent accounting firm for the year ending December 31, 2024.
As a result of this process, on June 3, 2024, the Audit Committee dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, effective immediately.
The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, or other similar opinion as defined in Item 304(a)(i)(ii) of Regulation S-K. In connection with the audit of the Company's consolidated financial statements for the fiscal years ended December 31, 2023 and 2022, respectively, and in the subsequent interim period through June 3, 2024 (the “Interim Period”), there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report for such years or subsequent interim period. Except for the disclosure of the material weakness of the Company’s internal control over financial reporting as disclosed in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “First Quarter 2024 10-Q”), there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2023 and 2022, or in the Interim Period.
Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the SEC. The Company requested that EY furnish a letter addressed to the SEC stating whether or not EY agrees with the statements above. A copy of EY’s letter dated June 7, 2024 is filed as Exhibit 16.1 to this Report.
(b) Appointment of New Independent Registered Public Accounting Firm.
The Audit Committee, on and effective as of June 3, 2024, appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024.
The Audit Committee has authorized EY to respond fully to the inquiries of KPMG, as the successor independent registered accounting firm, including for those concerning the material weakness as disclosed in the First Quarter 2024 10-Q, which the Company is still in the process of remediating.
During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and during the Interim Period, neither the Company nor anyone acting on its behalf has consulted with KPMG, regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the SEC dated June 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 7, 2024

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary